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Exhibit 99.5

FORM OF
BENEFICIAL OWNER ELECTION FORM
CONTRAVIR PHARMACEUTICALS, INC.

        The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the rights offering by ContraVir Pharmaceuticals, Inc., a Delaware corporation (the "Company"), of non-transferable subscription rights to purchase units, each such unit comprised of one share of the Company's Series C Convertible Preferred Stock, $0.0001 par value, and 323 warrants. Each warrant will be exercisable for one share of the Company's common stock, $0.0001 par value ("Common Stock").

        This will instruct you whether to exercise subscription rights to purchase units distributed with respect to the shares of the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus. (Check the applicable boxes and provide all required information.)

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Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for units.

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Please EXERCISE SUBSCRIPTION RIGHTS for units as set forth below:

	No. of Units		Per Unit Subscription Price		Payment
Basic Subscription Right	[ ]	X	$1,000	=	$	[ ]
Over-Subscription Privilege	[ ]	X	$1,000	=	$	[ ]
Total Payment Required					$	[ ]

        If you spoke with a broker who solicited such exercise, please indicate the name of the person you spoke with:                .

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Payment in the following amount is enclosed $            (must match Total Payment Required above)

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Please deduct payment from the following account maintained by you as follows:

    Type of Account:
    Account No.:
    Amount to be deducted: $

        I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

  •
  irrevocably elect to purchase the number of units indicated above upon the terms and conditions specified in the prospectus; and

  •
  agree that if I (we) fail to pay for the shares I (we) have elected to purchase, the exercise will be invalid.

Signature:

Name:
Title:
Address:
Telephone:
Date:                        , 2018

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FORM OF BENEFICIAL OWNER ELECTION FORM CONTRAVIR PHARMACEUTICALS, INC.